As filed with the Securities and Exchange Commission on July 14, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WIRELESS TELECOM GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-2582295
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 Eastmans Road

Parsippany, New Jersey 07054

(Address of Principal Executive Offices)

2021 long-term INCENTIVE Plan

(Full Title of the Plan)

Timothy Whelan

Chief Executive Officer

Wireless Telecom Group, Inc.

25 Eastmans Road

Parsippany, New Jersey 07054

(Name and Address of Agent for Service)

(973) 386-9696

(Telephone number, including area code, of agent for service)

Copies of all Communications to:

Victoria R. Westerhaus, Esq.

Bryan Cave Leighton Paisner LLP

1200 Main Street, Suite 3800

Kansas City, MO 64105

Tel: (816) 374-3223

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,500,000	$2.97	$4,455,000	$486.04

(1) This registration statement covers shares of common stock, $0.01 par value of Wireless Telecom Group, Inc. which may be offered from time to time pursuant to the Company’s 2021 Long-Term Incentive Plan. In addition, this registration statement covers such indeterminate number of shares of common stock, par value $0.01 (“Common Stock”), as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NYSE on July 7, 2021, in accordance with Rule 457(c) of the Securities Act.

Statement

This registration statement on Form S-8 is being filed to register 1,500,000 shares of Common Stock of Wireless Telecom Group, Inc. (the “Company”) available for issuance under the 2021 Long-Term Incentive Plan, as approved by the Company’s stockholders at the Company’s 2021 annual stockholders’ meeting on June 3, 2021.

Part I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended, are hereby incorporated by reference into this registration statement (other than, in each case, documents or information deemed to be furnished and not filed in accordance with the SEC rules):

a.	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 19, 2021;
b.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
c.	Our Current Reports on Form 8-K filed with the SEC on February 25, 2021, March 19, 2021*, April 5, 2021*, April 6, 2021*, May 13, 2021*, June 7, 2021 and June 9, 2021* (*excluding Items 2.02, 7.01, 9.01 and Exhibit 99.1, as applicable);
d.	Our Schedule 14A filed with the SEC on April 22, 2021;
e.	Our Amendment No. 1 to Schedule 14A filed with the SEC on April 30, 2021; and
f.	The description of the common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 23, 1993.

In addition, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference or deemed to be a part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference or deemed to be a part of this Registration Statement modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be a part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. In either case, any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporation Act of the State of New Jersey (“New Jersey Law”), we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation includes a provision eliminating or limiting the personal liability of directors and officers for damages arising from certain breaches of fiduciary duty. Our certificate of incorporation includes a provision eliminating the personal liability of our directors and officers of the company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts or omissions in violation of directors’ and officers’ fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director’s or officer’s duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. Our certificate of incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of Wireless Telecom Group, Inc. (incorporated herein by reference to Exhibit 3.1 to Wireless Telecom Group Inc.’s Annual Report on Form 10-K/A filed on April 22, 2005, Commission File No. 1-11916).
4.2	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to Wireless Telecom Group, Inc.’s Current Report on Form 8-K, filed on July 1, 2016, Commission File No. 011-11916).
5.1*	Opinion of McCarter & English, LLP.
23.1*	Consent of PKF O’Connor Davies, LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of McCarter & English, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages hereto).
99.1	2021 Long-Term Incentive Plan of the registrant (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2021).

*Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on July 14, 2021.

WIRELESS TELECOM GROUP, INC.
a New Jersey corporation

/s/ Timothy Whelan
Timothy Whelan
Chief Executive Officer

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Timothy Whelan and Michael Kandell his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Principal Executive Officer:	Principal Financial and Accounting Officer:

/s/ Timothy Whelan	/s/ Michael Kandell
Timothy Whelan	Michael Kandell
Chief Executive Officer and Director	Chief Financial Officer
Dated: July 14, 2021	Dated: July 14, 2021

Independent Directors:

Signature	Title	Date

/s/ Alan L. Bazaar	Chairman of the Board	July 14, 2021
Alan L. Bazaar

/s/ Jennifer Fritzsche	Director	July 14, 2021
Jennifer Fritzsche

/s/ C. Scott Gibson	Director	July 14, 2021
C. Scott Gibson

/s/ Mitchell Herbets	Director	July 14, 2021
Mitchell Herbets

/s/ Michael H. Millegan	Director	July 14, 2021
Michael H. Millegan

/s/ Allan D. L. Weinstein	Director	July 14, 2021
Allan D. L. Weinstein

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of Wireless Telecom Group, Inc. (incorporated herein by reference to Exhibit 3.1 to Wireless Telecom Group Inc.’s Annual Report on Form 10-K/A filed on April 22, 2005, Commission File No. 1-11916).
4.2	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to Wireless Telecom Group, Inc.’s Current Report on Form 8-K, filed on July 1, 2016, Commission File No. 011-11916).
5.1	Opinion of McCarter & English, LLP
23.1	Consent of PKF O’Connor Davies, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of McCarter & English, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages hereto).
99.1	2021 Long-Term Incentive Plan of the registrant (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2021).

-6-